EXHIBIT 99-1





                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 11-K
                              ANNUAL REPORT

                    Pursuant to Section 15(d) of the
                         Securities Act of 1934


               For the fiscal year ended December 31, 1996




                New York State Electric & Gas Corporation
            Tax Deferred Savings Plan for Salaried Employees
        --------------------------------------------------------
                        (Full title of the plan)




                New York State Electric & Gas Corporation
        --------------------------------------------------------
      (Name of issuer of the securities held pursuant to the plan)




              P. O. Box 3287, Ithaca, New York  14852-3287
        --------------------------------------------------------
                 (Address of principal executive office)

                           REQUIRED INFORMATION

The Tax Deferred Savings Plan for Salaried Employees ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements and schedules of the Plan for the two fiscal years ended December 31, 1996 and 1995, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Salaried Employees has duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.


New York State Electric & Gas Corporation Tax
Deferred Savings Plan for Salaried Employees





By           Richard R. Benson                     March 14, 1997
             Richard R. Benson
             Committee Member




By           Gerald E. Putman                      March 14, 1997
             Gerald E. Putman
             Committee Member




By           Sherwood J. Rafferty                  March 14, 1997
             Sherwood J. Rafferty
             Committee Member

                               APPENDIX 1

                NEW YORK STATE ELECTRIC & GAS CORPORATION
            TAX DEFERRED SAVINGS PLAN FOR SALARIED EMPLOYEES


                     FINANCIAL STATEMENTS AS OF AND
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995,
           SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
           DECEMBER 31, 1996 AND INDEPENDENT AUDITORS' REPORTS

                    New York State Electric & Gas Corporation
               Tax Deferred Savings Plan for Salaried Employees

                          Year ended December 31, 1996


                                     INDEX


Reports of Independent Auditors .......................................... 1
Statement of Net Assets Available for Benefits, With Fund
  Information--December 31, 1996.........................................  4
Statement of Net Assets Available for Benefits, With Fund
  Information--December 31, 1995.........................................  6
Statement of Changes in Net Assets Available for Benefits, With
  Fund Information--Year ended December 31, 1996.........................  8
Statement of Changes in Net Assets Available for Benefits, With
  Fund Information--Year ended December 31, 1995......................... 10
Notes to Financial Statements ........................................... 12
Schedule of Assets Held for Investment Purposes--December 31, 1996....... 16
Schedule of Reportable Transactions--Year ended December 31, 1996........ 17
Consents of Independent Auditors .........................................18

                  REPORT OF INDEPENDENT AUDITORS

Tax Deferred Savings Plan for Salaried Employees
  Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statements of net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees as of December 31, 1996, and the related statements of changes in net assets available for benefits for the year ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees at December 31, 1996, and the changes in its net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion of the financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1996 and reportable transactions for the year ended December 31, 1996 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose historical cost of certain plan assets held by the Plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.




                                        COOPERS & LYBRAND L.L.P.

New York, New York
February 14, 1997

                      Report of Independent Auditors



Tax Deferred Savings Plan for Salaried Employees
  Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statement of net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees as of December 31, 1995, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees at December 31, 1995, and the changes in its net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.


                                           Ernst & Young L.L.P.


Syracuse, New York
April 17, 1996

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Salaried Employees
                              Statement of Net Assets Available for Benefits, With Fund Information
                                                         December 31, 1996




                                                                         Fund Information
                                       ----------------------------------------------------------------------------------------
                                                                                                       Guaranteed
                                         Capital                   Government    Money      Company    Investment
                                       Appreciation     Equity     Obligation    Market      Stock      Contract
                                          Fund           Fund         Fund       Fund        Fund         Fund        Subtotal
                                       -----------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts                                                                      $1,120,237     $1,120,237
  Common stock of New York State
    Electric & Gas Corporation                                                            $26,216,251                 26,216,251
  Other                                $30,856,044    $32,348,253  $3,103,452 $6,388,691                              72,696,440
Loans to participants
                                       ------------------------------------------------------------------------------------------
Net assets available for benefits      $30,856,044    $32,348,253  $3,103,452 $6,388,691  $26,216,251  $1,120,237   $100,032,928
                                       ==========================================================================================



See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees
                         Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                                                          December 31, 1996




                                                               Fund Information
                                      ------------------------------------------------------------------
                                                               Asset       Asset       Asset
                                      Subtotal      Global   Allocation  Allocation   Allocation
                                      Brought       Growth     Growth     Balanced   Conservative    Loan
                                      Forward        Fund    Portfolio    Portfolio   Portfolio      Fund        Total
                                    ------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts     $1,120,237                                                               $1,120,237
  Common stock of New York State
    Electric & Gas Corporation        26,216,251                                                               26,216,251
  Other                               72,696,440  $3,085,090  $1,718,485  $1,399,123  $447,609                 79,346,747
Loans to participants                                                                            $3,325,702     3,325,702
                                    -------------------------------------------------------------------------------------
Net assets available for benefits   $100,032,928  $3,085,090  $1,718,485  $1,399,123  $447,609   $3,325,702  $110,008,937
                                    =====================================================================================



See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Salaried Employees
                              Statement of Net Assets Available for Benefits, With Fund Information
                                                         December 31, 1995


                                                                         Fund Information
                                       ----------------------------------------------------------------------------------------
                                                                                                       Guaranteed
                                         Capital                   Government    Money      Company    Investment
                                       Appreciation     Equity     Obligation    Market      Stock      Contract
                                          Fund           Fund         Fund       Fund        Fund         Fund        Subtotal
                                       ----------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts                                                                      $3,319,662    $3,319,662
  Common stock of New York State
    Electric & Gas Corporation                                                            $31,027,515                31,027,515
  Other                                $23,610,555    $24,920,863  $3,103,601 $4,885,098                             56,520,117
Loans to participants
                                       ----------------------------------------------------------------------------------------
Net assets available for benefits      $23,610,555    $24,920,863  $3,103,601 $4,885,098  $31,027,515  $3,319,662   $90,867,294
                                       ========================================================================================


See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees
                         Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                                                          December 31, 1995


                                                               Fund Information
                                      ------------------------------------------------------------------
                                                             Asset       Asset       Asset
                                      Subtotal    Global   Allocation  Allocation  Allocation
                                      Brought     Growth     Growth     Balanced  Conservative     Loan
                                      Forward      Fund     Portfolio  Portfolio   Portfolio       Fund         Total
                                    -----------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts    $3,319,662                                                              $3,319,662
  Common stock of New York State
    Electric & Gas Corporation       31,027,515                                                              31,027,515
  Other                              56,520,117 $1,514,329  $801,940    $698,912    $273,968                 59,809,266
Loans to participants                                                                           $3,033,421    3,033,421
                                    -----------------------------------------------------------------------------------
Net assets available for benefits   $90,867,294 $1,514,329  $801,940    $698,912    $273,968    $3,033,421  $97,189,864
                                    ===================================================================================




See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees
                           Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                     Year ended December 31, 1996
                                                                         Fund Information
                                      -----------------------------------------------------------------------------------------
                                                                                                         Guaranteed
                                        Capital                   Government    Money       Company      Investment
                                      Appreciation     Equity     Obligation    Market       Stock        Contract
                                         Fund           Fund         Fund       Fund         Fund           Fund      Subtotal
                                      ------------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation)
    in fair value of investments        $1,260,520    $2,962,290    $(82,780)             $(5,276,790)              $(1,136,760)
  Dividends:
    New York State Electric & Gas Corp.                                                     1,693,820                 1,693,820
    Other                                1,939,080     2,744,695     198,740    $279,812                              5,162,327
  Interest on investments                                                                                 $54,848        54,848
  Interest on loans to participants                                                                                        -
                                      ------------------------------------------------------------------------------------------
                                         3,199,600     5,706,985     115,960     279,812   (3,582,970)     54,848     5,774,235
Contributions:
  Employer                                                                                  1,039,803                 1,039,803
  Employee                               2,363,986     1,812,580     261,395     378,496    2,257,844                 7,074,301
Transfers from Hourly Plan                  35,431        (6,559)     13,256     (13,792)      57,471       1,341        87,148
Interfund transfers (net)                2,109,738       871,506    (267,122)  1,333,526   (3,809,736) (2,184,402)   (1,946,490)
                                      ------------------------------------------------------------------------------------------
                Total additions          7,708,755     8,384,512     123,489   1,978,042   (4,037,588) (2,128,213)   12,028,997
Deductions
Withdrawal benefits-stock                                                                     745,995                   745,995
Withdrawal benefits-cash                   453,789       948,226     122,508     470,971                   71,191     2,066,685
Administrative fees                          9,477         8,896       1,130       3,478       27,681          21        50,683
                                      ------------------------------------------------------------------------------------------
                Total deductions           463,266       957,122     123,638     474,449      773,676      71,212     2,863,363
                                      ------------------------------------------------------------------------------------------
Net increase (decrease)                  7,245,489     7,427,390        (149)  1,503,593   (4,811,264) (2,199,425)    9,165,634
Net assets available for benefits
  at beginning of year                  23,610,555    24,920,863   3,103,601   4,885,098   31,027,515   3,319,662    90,867,294
                                      ------------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $30,856,044   $32,348,253  $3,103,452  $6,388,691  $26,216,251  $1,120,237  $100,032,928

                                      ==========================================================================================
See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees
                     Statement of Changes in Net Assets Available for Benefits, With Fund Information (Continued)
                                                     Year Ended December 31, 1996
                                                                 Fund Information
                                       -----------------------------------------------------------------------------
                                                                      Asset       Asset        Asset
                                           Subtotal       Global    Allocation  Allocation   Allocation
                                           Brought        Growth      Growth     Balanced   Conservative     Loan
                                           Forward         Fund     Portfolio   Portfolio    Portfolio       Fund         Total
                                       -------------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation) in
    fair value of investments           $(1,136,760)    $140,855    $114,806      $80,165     $15,347                   $(785,587)
  Dividends:
    New York State Electric & Gas Corp.   1,693,820                                                                     1,693,820
    Other                                 5,162,327      215,648      89,104       98,208      28,476                   5,593,763
  Interest on investments                    54,848                                                                        54,848
  Interest on loans to participants             -                                                          $298,343       298,343
                                       --------------------------------------------------------------------------------------------
                                          5,774,235      356,503     203,910      178,373      43,823       298,343     6,855,187
Contributions:
  Employer                                1,039,803                                                                     1,039,803
  Employee                                7,074,301      372,758     224,776      133,889      24,163                   7,829,887
Transfers from Hourly Plan                   87,148         (208)                                                          86,940
Interfund transfers (net)                (1,946,490)     867,394     581,484      389,957     107,710           (55)
                                       --------------------------------------------------------------------------------------------
                Total additions          12,028,997    1,596,447   1,010,170      702,219     175,696       298,288    15,811,817
Deductions
Withdrawal benefits-stock                   745,995                                                                       745,995
Withdrawal benefits-cash                  2,066,685       24,918      93,115        1,676       1,955         6,007     2,194,356
Administrative fees                          50,683          768         510          332         100                      52,393
                                       --------------------------------------------------------------------------------------------
                Total deductions          2,863,363       25,686      93,625        2,008       2,055         6,007     2,992,744
                                       --------------------------------------------------------------------------------------------
Net increase                              9,165,634    1,570,761     916,545      700,211     173,641       292,281    12,819,073
Net assets available for benefits
  at beginning of year                   90,867,294    1,514,329     801,940      698,912     273,968     3,033,421    97,189,864
                                       --------------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $100,032,928   $3,085,090  $1,718,485   $1,399,123    $447,609    $3,325,702  $110,008,937
                                       ============================================================================================
See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees
                           Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                     Year ended December 31, 1995
                                                                         Fund Information
                                      ------------------------------------------------------------------------------------------
                                        Capital                   Government    Money       Company      Guaranteed
                                      Appreciation     Equity     Obligation    Market       Stock       Investment
                                         Fund           Fund         Fund       Fund         Fund      Contract Fund     Subtotal
                                      -------------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair value
    of investments                      $5,038,754   $4,797,742     $223,497               $8,208,070                $18,268,063
  Dividends:
    New York State Electric & Gas Corp.                                                     1,692,966                  1,692,966
    Other                                1,245,657    1,608,617      201,913     $244,233                              3,300,420
  Interest on investments                                                                                  $232,246      232,246
  Interest on loans to participants                                                                                         -
                                      -------------------------------------------------------------------------------------------
                                         6,284,411    6,406,359      425,410      244,233   9,901,036       232,246   23,493,695
Contributions:
  Employer                                                                                    969,088                    969,088
  Employee                               1,894,802    1,593,465      287,229      350,812   1,581,913                  5,708,221
Transfers from other plan                                                                     595,628                    595,628
Transfers from Hourly Plan                  19,625       67,960        5,597       13,487     122,130         3,128      231,927
Interfund transfers (net)                1,144,499      678,310      (10,483)   1,274,536  (3,236,549)   (1,517,689)  (1,667,376)
                                      -------------------------------------------------------------------------------------------
                Total additions          9,343,337    8,746,094      707,753    1,883,068   9,933,246    (1,282,315)  29,331,183
Deductions
Withdrawal benefits-stock                                                                     924,194                    924,194
Withdrawal benefits-cash                   595,322      961,992      247,967      237,034                   188,561    2,230,876
Administrative fees                          7,079        7,110        1,148        2,628      40,318        12,144       70,427
                                      -------------------------------------------------------------------------------------------
                Total deductions           602,401      969,102      249,115      239,662     964,512       200,705    3,225,497
                                      -------------------------------------------------------------------------------------------
Net increase (decrease)                  8,740,936    7,776,992      458,638    1,643,406   8,968,734    (1,483,020)  26,105,686
Net assets available for benefits
  at beginning of year                  14,869,619   17,143,871    2,644,963    3,241,692  22,058,781     4,802,682   64,761,608
                                      -------------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $23,610,555  $24,920,863   $3,103,601   $4,885,098 $31,027,515    $3,319,662  $90,867,294
                                      ===========================================================================================
See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees
                       Statement of Changes in Net Assets Available for Benefits, With Fund Information (Continued)
                                                     Year Ended December 31, 1995
                                                                 Fund Information
                                     -----------------------------------------------------------------------------
                                                                    Asset       Asset        Asset
                                         Subtotal       Global    Allocation  Allocation   Allocation
                                         Brought        Growth      Growth     Balanced   Conservative     Loan
                                         Forward         Fund     Portfolio   Portfolio    Portfolio       Fund         Total
                                     -------------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair
    value of investments               $18,268,063      $68,206    $81,576     $45,018      $24,862                  $18,487,725
  Dividends:
    New York State Electric & Gas Corp.  1,692,966                                                                     1,692,966
    Other                                3,300,420       80,519     38,508      34,339       14,444                    3,468,230
  Interest on investments                  232,246                                                                       232,246
  Interest on loans to participants           -                                                         $198,579         198,579
                                      ------------------------------------------------------------------------------------------
                                        23,493,695      148,725    120,084      79,357       39,306      198,579      24,079,746
Contributions:
  Employer                                 969,088                                                                       969,088
  Employee                               5,708,221      306,783    171,066      98,929       19,746                    6,304,745
Transfers from other plan                  595,628                                                                       595,628
Transfers from Hourly Plan                 231,927          567     13,625                                15,919         262,038
Interfund transfers (net)               (1,667,376)     654,672    213,726     430,205      106,331      262,442               0
                                       -----------------------------------------------------------------------------------------
                Total additions         29,331,183    1,110,747    518,501     608,491      165,383      476,940      32,211,245
Deductions
Withdrawal benefits-stock                  924,194                                                                       924,194
Withdrawal benefits-cash                 2,230,876       44,518         73         200        8,186                    2,283,853
Administrative fees                         70,427          317        194         112           37                       71,087
                                      ------------------------------------------------------------------------------------------
                Total deductions         3,225,497       44,835        267         312        8,223                    3,279,134
                                      ------------------------------------------------------------------------------------------
Net increase (decrease)                 26,105,686    1,065,912    518,234     608,179      157,160      476,940      28,932,111
Net assets available for benefits
  at beginning of year                  64,761,608      448,417    283,706      90,733      116,808    2,556,481      68,257,753
                                     -------------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $90,867,294   $1,514,329   $801,940    $698,912     $273,968   $3,033,421     $97,189,864
                                     ===========================================================================================
See notes to financial statements.

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                        Notes to Financial Statements

                         December 31, 1996 and 1995


1.   DESCRIPTION OF THE SALARIED PLAN

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees (the Salaried Plan) was established effective January 1, 1985 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k).

The Salaried Plan is for the exclusive benefit of New York State Electric & Gas Corporation (company) employees who are eligible to participate under the Salaried Plan provisions.


2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain amounts have been reclassified on the financial statements to conform to the 1996 presentation.

Investments

Investments consisting of the company's publicly traded common stock and various Putnam Investment vehicles are carried at current value using the market price at closing on the last business day of the year.

Guaranteed investment contracts are valued at contract value (which approximates fair market value) which represents contributions plus interest thereon at the contract rate.

The change during the period between fair value and carrying value is reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.

Contributions

Contributions to the Salaried Plan are allocated to participant accounts. Participants have full and immediate vesting rights in employee and employer contributions, investment earnings and other amounts allocated to their accounts.

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                        Notes to Financial Statements

                         December 31, 1996 and 1995


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contributions (Continued)

During 1996 and 1995, an employee not covered by a collective bargaining agreement was eligible for participation in the Salaried Plan generally upon completion of at least 1,000 hours of service during the 12 consecutive month period beginning on the date of employment or any anniversary thereof. Effective January 1, 1997, an employee may become a participant in the Salaried Plan as of the first day of any calendar month that commences after the completion of the employee's first 30 days of employment.

Employee contributions, with certain exceptions, range from 1% to 15% of the participant's base compensation plus any overtime pay. Subject to limitations stipulated by the Code, a participant's total contribution could not exceed $9,500 per year in 1996 and $9,240 per year in 1995.

During 1996 and 1995, the company contributed solely to the Company Stock Fund an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation as of the first day of the year).

Benefit Payments

Distributions from the Equity Fund, Money Market Fund, Capital Appreciation Fund, Government Obligation Fund, Guaranteed Investment Contract Fund, Global Growth Fund, and the Asset Allocation Funds are made in cash. Distributions from the Company Stock Fund are made in either whole shares of the company's common stock or in cash as specified by the participant and subject to approval by the Salaried Plan's administrative committee.

Loans

Participants may, under certain circumstances, borrow against their account balances. The principal amount of the loan is subject to certain limitations as defined in the Salaried Plan document. The term of the loan may not exceed five years, and the interest rate established by the Salaried Plan's administrative committee provides the Salaried Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates range from 6.5% to 10.5%. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                        Notes to Financial Statements

                         December 31, 1996 and 1995


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Plan Termination

Although the company has not expressed any intent to terminate the Salaried Plan, it has the right to discontinue contributions at any time and terminate the Salaried Plan. In the event of termination of the Salaried Plan, the net assets of the Salaried Plan are set aside, first for payment of all Salaried Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

3.   INVESTMENTS

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following nine funds: (1) the Company Stock Fund, consisting of common stock of the company; (2) the Equity Fund, a mutual fund, consisting primarily of common stock; (3) the Money Market Fund, a mutual fund, consisting of money market instruments; (4) the Capital Appreciation Fund, a mutual fund, consisting primarily of common stock; (5) the Government Obligation Fund, a mutual fund, consisting of securities that are backed by the full faith and credit of the United States Government; (6) the Global Growth Fund, a mutual fund, consisting primarily of U.S. and international common stocks; or (7) the three Asset Allocation funds, consisting primarily of equity and fixed income securities. Effective
January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an effective annual rate of interest through a specified period, and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

4.   INCOME TAX STATUS

The company has received a determination letter from the Internal Revenue Service dated March 24, 1995, that the Salaried Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code. The Plan has been amended subsequent to the receipt of the latest determination letter. However, the Plan's administrator and tax counsel believe that the Plan is designed and currently being operated in compliance with the applicable requirements of the Code.

5.   TRANSACTIONS WITH PARTIES-IN-INTEREST

All administrative fees are paid by the participants in the Salaried Plan. Audit and legal fees are paid by the company.

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                        Notes to Financial Statements

                         December 31, 1996 and 1995


6.   UNITS OF PARTICIPATION

Total number of units and net asset value per unit during the period from January 1, 1995 to December 31, 1996, by quarter, are as follows:

                 GLOBAL         ALLOCATION       ALLOCATION       ALLOCATION
                 GROWTH          GROWTH           BALANCED       CONSERVATIVE
            --------------    --------------   -------------    --------------
             Units  $ Unit    Units   $ Unit   Units  $ Unit    Units   $ Unit

01/01/95    48.635   9.22     34.590   8.32    11.011   8.24    14.385   8.12
03/31/95    84.573   9.23     47.696   8.42    26.817   8.26    22.107   8.17
06/30/95    91.968   9.25     54.681   8.5     36.336   8.41    23.352   8.2
09/30/95   122.957   9.5      68.632   9.11    55.394   8.8     29.470   8.41
12/31/95   151.584   9.9      80.194   10      72.577   9.63    29.715   9.22
03/31/96   191.975  10.58     96.378  10.52    94.23    9.99    34.441   9.32
06/30/96   208.281  10.95    103.612  11.01   100.753  10.36    37.818   9.46
09/30/96   234.567  11.11    118.939  11.41   115.442  10.71    43.153   9.69
12/31/96   284.602  10.82    153.036  11.23   132.538  10.49    46.724   9.58

                CAPITAL           MONEY             EQUITY         GOVERNMENT
              APPRECIATION        MARKET             FUND          OBLIGATIONS
           ----------------- ---------------  ----------------  ---------------
            Units    $ Unit   Units   $ Unit   Units    $ Unit   Units   $ Unit

01/01/95   1,290.853  11.52  3,228.868  1.00  1,347.789  12.72   216.978  12.19
03/31/95   1,365.577  12.83  4,286.385  1.00  1,312.927  10.49   220.870  13.34
06/30/95   1,336.338  10.6   4,666.584  1.00  1,389.280  12.9    225.631  13.3
09/30/95   1,408.207  10.89  4,917.421  1.00  1,438.141  13.07   222.589  13.25
12/31/95   1,548.233  15.25  4,876.371  1.00  1,539.275  16.19   235.299  13.19
03/31/96   1,612.747  16.19  5,696.149  1.00  1,596.605  17.05   237.709  12.79
06/30/96   1,693.416  16.81  5,663,621  1.00  1,637.049  17.46   242.029  12.61
09/30/96   1,759.393  17.55  5,348.973  1.00  1,676.201  17.87   240.336  12.63
12/31/96   1,911.364  16.12  6,309.305  1.00  1,792.471  18.02   241.891  12.83

                  New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

        Line 27a - Schedule of Assets Held for Investment Purposes

                              December 31, 1996


                                       Balance Held at                Market
Name of Issuer and Title of Issue        End of Year       Cost **     Value
------------------------------------------------------------------------------
Capital Appreciation Fund
  *Putnam Voyager Fund                1,914,147 shares             $30,856,044

Equity Fund
  *Putnam Fund for Growth
     and Income                       1,795,131 shares              32,348,253

Government Obligation Fund
  *Putnam U.S. Government
     Income Trust                       241,890 shares               3,103,452

Money Market Fund
  *Putnam Money Market Fund           6,388,691 shares               6,388,691

Global Growth Fund
  *Putnam Global Growth Fund            285,128 shares               3,085,090

Asset Allocation - Growth Portfolio
  *Putnam Asset Allocation - Growth
   Portfolio                            153,026 shares               1,718,485

Asset Allocation - Balanced Portfolio
  *Putnam Asset Allocation - Balanced
   Portfolio                            133,377 shares               1,399,123

Asset Allocation - Conservative
  Portfolio
    *Putnam Asset Allocation -
     Conservative Portfolio              46,723 shares                 447,609
                                                                   -----------
Total                                                              $79,346,747
                                                                   ===========

Company Stock Fund
  *New York State Electric & Gas
      Corporation common stock        1,212,312 shares             $26,216,251
                                                                   ===========

Guaranteed Investment Contracts                        $1,120,237  $ 1,120,237
                                                       =======================
Participant Loans - interest
  rates from 6.5% to 10.5%                                         $ 3,325,702
                                                                   ===========
*   Denotes a party-in-interest.
** Information pertaining to the historical cost was not available from the trustee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

               Line 27d - Schedule of Reportable Transactions

                        Year ended December 31, 1996



                                                       Current Value
                                                        of Asset on
                                Purchase    Selling     Transaction   Net Gain
     Description of Assets       Price       Price         Date        (Loss)
-------------------------------------------------------------------------------

Category (iii) - Series of transactions in excess of 5% of plan assets

Company Stock Fund
  *New York State Electric
    & Gas Corporation          $6,401,282                $6,401,282
    Common Stock                           $5,601,292     5,601,292  $(799,990)





There were no category (i), (ii), or (iv) reportable transactions during 1996.


* Denotes a party-in-interest.

                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16201) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees of our report dated February 14, 1997, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.




                                         COOPERS & LYBRAND L.L.P.


New York, New York
March 5, 1997

                      Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16201) pertaining to New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees of our report dated April 17, 1996, with respect to the financial statements of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.



                                           Ernst & Young L.L.P.


Syracuse, New York
February 14, 1997